Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this ____ day of November 2010, by and among MedCAREERS GROUP, INC., a Nevada corporation (the “Company”) and Nurses Lounge, Inc. a Texas corporation, (“NLI”), and the persons executing this Agreement listed on the signature page hereto under the heading “NLI Shareholders” (referred to as the “NLI Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

Premises.

WHEREAS, the NLI Shareholders own, collectively, 1000 shares of common stock, totaling one-hundred percent (100%) of the issued and outstanding shares of NLI;

WHEREAS, the Company is a publicly-held corporation organized under the laws of the State of Nevada whose common stock (the “Common Stock”) is quoted on the Pink Sheets trading market under the symbol “MCGI”;

WHEREAS, NLI is a privately held corporation organized under the laws of the State of Texas;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding shares of NLI in exchange for unissued shares of the Company’s common stock (the "Exchange Offer" or the “Exchange”), so that NLI will become a wholly-owned subsidiary of the Company; and

WHEREAS, the NLI Shareholders desire to exchange their shares in NLI in exchange for shares of authorized but unissued shares of common stock of the Company.

Agreement

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
NLI AND THE NLI SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the NLI Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), NLI and the NLI Shareholders represent and warrant as follows:

Section 1.01  Organization.  NLI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.  NLI has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business.  Included in the NLI Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws of NLI as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of NLI’s Certificate of Incorporation (or similar organizational documents) or Bylaws.  NLI has taken all actions required by law, its Certificate of Incorporation (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement.  NLI has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

Section 1.02  Capitalization.

(a)  The authorized capitalization of NLI consists of 1,000 shares of common stock of which One Thousand (1,000) shares are currently issued and outstanding.

(b)  All issued and outstanding shares of NLI are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03  Subsidiaries and Predecessor Corporations.  NLI does not have any predecessor corporation(s) or subsidiary(ies), and does not own, beneficially or of record, any shares of any other corporation, except that The Nurses Lounge. L.P. is a predecessor corporation.

Section 1.04   Other Information.

(a)           NLI has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable or as provided in the NLI Schedules.

(b)           NLI has filed all federal, provincial, state or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(c)           The books and records of NLI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)           Except as set forth in Schedule 1.04 (d) attached hereto, NLI has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise, including payables, on the Closing Date.

Section 1.05  Information.  The information concerning NLI set forth in this Agreement and in the NLI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06  Options, Warrants, Convertible Securities.  There are no existing options, warrants, calls, convertible securities or commitments of any character relating to the authorized and unissued stock of NLI.

Section 1.07  Absence of Certain Changes or Events.  Except as set forth in this Agreement or the NLI Schedules, since January 1, 2010:

(a)           There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of NLI or the operation of the assets constituting “Nurses Lounge” or (ii) any damage, destruction, or loss to NLI (whether or not covered by insurance) materially and adversely affecting the business or financial condition of NLI; and

(b)            To the best knowledge of the NLI Shareholders, NLI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of NLI.

Section 1.08  NLI and Related Matters.  No third party has any right to, and NLI has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of NLI or any material portion of its properties, assets, or rights.

Section 1.09  Litigation and Proceedings.  There are no actions, suits, or proceedings pending or, to the knowledge of the NLI Shareholders after reasonable investigation, threatened by or against NLI or  its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The NLI Shareholders do not have any knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

 Section 1.10  Contracts.

(a)           All contracts, agreements, franchises, license agreements, and other commitments, if any, to which NLI is a party and which are material to the operations of NLI taken as a whole are valid and enforceable by NLI in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

 (b)           NLI is not a party to or bound by, and the properties of NLI are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of NLI; and

(c)           Except as included or described in the NLI Schedules, NLI is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which NLI is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Ten Thousand Dollars ($10,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of NLI.

Section 1.11  Material Contract Defaults.  NLI is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of NLI and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which NLI has not taken adequate steps to prevent such a default from occurring.

Section 1.12  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which NLI is a party or to which any of its properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

Section 1.13  Compliance With Laws and Regulations.  Except as set forth in the NLI Schedules, to the best of the knowledge of the NLI Shareholders, NLI has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NLI or except to the extent that noncompliance would not result in the occurrence of any material liability for NLI.

Section 1.14  Approval of Agreement.  The Directors of NLI shall have authorized the execution and delivery of this Agreement by NLI and approved this Agreement and the transactions contemplated hereby.

Section 1.15  NLI Schedules.  NLI will deliver to the Company the following schedules, if such schedules are applicable to the business of NLI, which are collectively referred to as the " NLI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of NLI as complete, true, and correct as of the date of this Agreement in all material respects:

(a)           a schedule containing complete and correct copies of the Bylaws, and Articles of Incorporation or similar organizational documents of NLI in effect as of the date of this Agreement;

(b)           a schedule containing any Corporate Resolutions of the Shareholders of  NLI;

(c)           a schedule containing Minutes of meetings of the Board of Directors of NLI;

(d)           a schedule listing any and all federal, provincial, state and local tax identification numbers of NLI and containing complete and correct copies of all federal, provincial, state and local tax returns filed by NLI;

(e)           a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by NLI.  Any fact known to be, or to the best knowledge of the NLI Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in Article I are required to be disclosed in the NLI Schedules pursuant to this Section; and

(h)           a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of NLI and the NLI Shareholders contained in Article 1 of this Agreement, if any.

Section 1.16  Valid Obligation.  This Agreement and all agreements and other documents executed by NLI in connection herewith constitute the valid and binding obligation of NLI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 1.17  Assets.  NLI has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal (“Assets”).  Except as set forth in NLI Schedules, NLI owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with NLI's business.

Section 1.18  Acquisition of the Shares by the NLI Shareholders. The NLI Shareholders are acquiring the Shares (as defined in Section 3.01) for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The NLI Shareholders have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”).  The NLI Shareholders will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section 1.19  Exemption from Registration.  The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Rule 506 of Regulation D promulgated under the 1933 Act.

Section 1.20  Representations, Acknowledgements and Warranties of the NLI Shareholders. The NLI Shareholders represent, acknowledge and warrant the following to the Company, except as set forth on the NLI Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a) Each NLI Shareholder recognizes that the Shares have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available.  Each NLI Shareholder may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(b) Each NLI Shareholder is acquiring the Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares.  No one other than the NLI Shareholder will have any beneficial interest in said securities.  Each NLI Shareholder agrees to set forth the terms of its ownership, record address and tax id number on the Type of Ownership Form, attached hereto as Exhibit A;

(c) Each NLI Shareholder acknowledges (the following defined as the “Acknowledgements”) that each of them:

a. is a “sophisticated investor”, and

b. has had an opportunity to and in fact has thoroughly reviewed the Company’s periodic report (Form 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”);  has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

(d) has such knowledge and experience in financial and business matters  that such NLI Shareholder is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

(e) recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

(f) realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted in the Exchange Offer unless such NLI Shareholder has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such NLI Shareholder can provide for current needs and possible personal contingencies;

(g) confirm and represent that each is able (i) to bear the economic risk of his investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.  Each NLI Shareholder also represents that he has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

(h) confirm that all information which such NLI Shareholder has provided to the Company concerning such NLI Shareholder’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date,  such NLI Shareholder will immediately provide the Company with such information;

(i) carefully considered and has, to the extent it believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it;

(j) has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such NLI Shareholder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising; and

(k)           understands that:

(i)pursuant to Rule 144 of the 1933 Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company acknowledges that it was once a “shell company” pursuant to Rule 144 (the Company does not currently believe it is still considered a “shell company”, however there is a risk that the Securities and Exchange Commission could still take the position that the Company is a “shell company”), and as such, resales of the Company’s securities (including the Shares) pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) Company has filed all of its required periodic reports (other than 8-k’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting the Company’s status as a non-shell company.

(ii)           Because the Company is not current in its filings as required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (as stated herein the Company has not filed its Form 10-Q for the three months ended July 31, 2010), none of Company’s securities (including the Shares) can be resold pursuant to Rule 144, until at least a year after Company has complied with Rule 144(i)(2), and until such time as the Company has filed all of its required periodic reports for a period of one year.

(iii)           As such, and because (1) the Company believes that it ceased being a “shell company” on August 11, 2010 (which would mean that assuming compliance with the other requirements of Rule 144(i)(2), which the Company is not in compliance with as provided in (2), no sales would be eligible to be made under Rule 144, until at the earliest August 11, 2011); (2) the Company is currently deficient in its periodic report filing and therefore not eligible for Rule 144 regardless of its believed status as a former “shell company”; and 3) the Commission could still take the position that the Company is a “shell company” and therefore not eligible to use Rule 144 until such time as it complies with Rule 144(i)(2) and otherwise ceases to be a “shell company”, the Shares will have no liquidity until and unless such Securities are registered with the Commission, or an exemption for resales can be relied upon other than Rule 144 and/or until a year after we have deemed to have complied with the requirements of Rule 144(i)(2) as described above, and only assuming we are current in our periodic filings.

(iv)           As a result, the NLI Shareholders may never be able to sell the Shares.  The Company has advised the NLI Shareholders that it may be substantially more difficult or impossible for the Company to fund its operations and pay its consultants with Company’s securities instead of cash.  Furthermore, the Company represents that it will be substantially more difficult for the Company to obtain funding through the sale of debt or equity securities unless the Company agrees to register such securities with the Commission, which could cause the Company to expend additional resources in the future.  The Company’s status as a former “shell company” (and potential status as a current “shell company”) is highly likely to prevent Company from raising any additional funds, engaging consultants, using Company securities to pay for any acquisitions, which could cause the value of the Company’s securities, if any, to decline in value or become worthless.  Furthermore, as Company may not ever comply with Rule 144(i)(2), the NLI Shareholders may be forced to hold such Shares indefinitely, and such Shares may not have any liquidity.

Section 1.21.  Insider Trading.  The NLI Shareholders certify and confirm that they have not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company.  The NLI Shareholders further certify and confirm that they have not communicated the nature of the transactions contemplated herein, are not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and are not a party to any insider trading in the Company’s securities.  The NLI Shareholders further certify and confirm that they have not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase shares of the Company’s securities in the marketplace.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the NLI Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

Section 2.01  Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

Section 2.02  Capitalization.  The Company is authorized to issue 100,000,000 shares of Common Stock, and has 32,850,000 shares of Common Stock outstanding as of the date of this Agreement.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  The Company will cancel certain consenting shareholders’ shares such that after the Closing of the transaction contemplated by this Agreement the total number of outstanding share of Common Stock will be 40,000,000.

Section 2.03  Governmental Authorizations.  The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal, provincial and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 2.04  Compliance With Laws and Regulations.  To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability.  This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities (except as provided below).  Notwithstanding the foregoing, as of November 10, 2010, the Company has not filed its quarterly report of the three months ending July 31, 2010.

Section 2.05  Approval of Agreement.  The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

Section 2.06  Valid Obligation.  This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 2.07  Reporting Requirements of the Company.  The Company is subject to the reporting and filing requirement of the Securities Act of 1933, as amended (the “Securities Act”), provided that as provided above, the Company is deficient in filing its Form 10-Q Quarterly Report for the three months ending July 31, 2010.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange.

(a)           On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), NLI and the NLI Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the shares of NLI set forth herein, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding shares of NLI to the Company at the Closing.

(b)           The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement:

(1)           issue the NLI Shareholders 24,000,000 shares of the Company’s restricted common stock (the “Shares”) in consideration for One Hundred Percent (100%) of the ownership interest of NLI.  The Shares shall be distributed to the NLI shareholders as provided in the attached “Share Distribution Schedule”.  Simultaneously, the Company will cause certain consenting shareholders to cancel enough outstanding shares of the Company such that the Shares (24,000,000 shares) equals 60% of the then outstanding common shares of the Company (the “Cancellation”).

Section 3.02  Closing.  The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either Party, upon the satisfaction of the Closing Conditions (described below) which date shall in no event be later than November 20, 2010, unless such date is extended in writing by the mutual consent of all Parties (the "Closing Date").

(a)           The following “Closing Conditions” shall have occurred, or have been waived by NLI and the Company in writing, prior to the Closing Date:

(i)           The Exchange shall have been approved, and the Shares, shall have been delivered by the Company in accordance with Section 3.01; and

(ii)           The NLI Shareholders shall have surrendered the certificate evidencing One Hundred Percent (100%) of the shares of NLI, duly endorsed with Medallion Guaranteed stock powers so as to make the Company the sole owner thereof;

(iii)           The Company shall have complied with all of the requirements of Article VI, below; and

(iv)           The Company shall have effected the Cancellation.

(b)           Promptly following Closing, the following will occur:

(i)             The Company and NLI shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.03  Tradability of Shares. The Shares to be issued to the NLI Shareholders have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act.  The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act.  Furthermore, as discussed above, Rule 144 may not ever be available for resales of the Shares.  The Shares will bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER:  i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

ARTICLE IV
SPECIAL COVENANTS

Section 4.01  Access to Properties and Records.  NLI will afford to the officers and authorized representatives of the Company reasonable access to the properties, books and records of NLI, in order that the Company have a full opportunity to make a reasonable investigation as to the affairs of NLI, and will furnish the Company with such additional financial and operating data and other information as to the business and properties of NLI, as the Company shall from time to time reasonably request.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

Section 4.02  Delivery of Books and Records and Bank Accounts.  At the Closing, NLI shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of NLI now in the possession of NLI or its representatives.

Section 4.03  Third Party Consents and Certificates.  The Company and NLI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04  Indemnification.

(a)           Indemnification of the Company.  Subject to the terms and conditions of this Section 4.04(a), NLI and the NLI Shareholders agree to jointly and severally, indemnify, defend and hold harmless the Company, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns (the “Company Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Company Indemnified Person, arising out of or resulting from, directly or indirectly:

(i)           the inaccuracy of any representation or breach of any warranty of NLI or the NLI Shareholders contained in or made pursuant to this Agreement which was not disclosed to the Company in writing prior to the Closing;

(ii)           the breach of any covenant or agreement of  NLI or the NLI Shareholders contained in this Agreement; or

(iii)          any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of  NLI or the NLI Shareholders in connection with this Agreement;

provided, however, that  NLI and the NLI Shareholders shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by the Company, of any of its obligations under this Agreement or from the Company’s gross negligence, fraud or willful misconduct.  The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b)           Indemnification of NLI.  Subject to the terms and conditions of this Section 4.04(b), from and after the Closing, the Company agrees to indemnify, defend and hold harmless NLI, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns and the NLI Shareholders (the “NLI Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any NLI Indemnified Person, arising out of or resulting from, directly or indirectly:

(i)           the inaccuracy of any representation or breach of any warranty of the Company contained in or made pursuant to this Agreement which was not disclosed to NLI in writing prior to the Closing;

(ii)           the breach of any covenant or agreement of the Company contained in this Agreement;

(iii)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Company in connection with this Agreement;

provided, however, that the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by NLI or the NLI Shareholders of their obligations under this Agreement or from NLI’s or any NLI Indemnified Persons’ gross negligence, fraud or willful misconduct.  The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01  Ownership of NLI.  Prior to the Closing Date, the NLI Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the NLI Shareholders are the owners of all of the outstanding securities of NLI.

Section 5.02  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by NLI and the NLI Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  NLI and the NLI Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by NLI or the NLI Shareholders prior to or at the Closing.  The Company shall be furnished with a certificate, signed by a duly authorized executive officer of NLI and dated the Closing Date, to the foregoing effect.

Section 5.03  Officer's Certificate.  The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of NLI to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of NLI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the NLI Schedules, by or against NLI, which might result in any material adverse change in any of the assets, properties, business, or operations of NLI.

Section 5.04  Approval by NLI.  The Exchange shall have been approved by NLI and the NLI Shareholders.  The Board of Directors of NLI shall have approved the transactions contemplated by this Agreement.

Section 5.05  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and NLI after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07  Audit.  NLI shall cooperate in all reasonable respects so that an audit can be completed of the NLI business.

Section 5.08  Other Items.  NLI shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF
NLI AND THE NLI SHAREHOLDERS

The obligations of NLI and the NLI Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing.  NLI shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

Section 6.02  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.03  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and NLI after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII
MISCELLANEOUS

Section 7.01  Broker/Finder’s Fee.  No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement.  The Company, and NLI, each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02  Governing Law and Arbitration.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Georgia without giving effect to principles of conflicts of law thereunder.  All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Fulton County, Georgia.  The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration.  Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section 7.03  Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Company, to:                         MedCAREERS Group, Inc.
Attn: W. Goldstein
Five Concourse Parkway
Suite 2925
Atlanta, GA  30328

With copies to:                                     David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

If to NLI, to:                                           c/o Doug Moe, Esq.
8000 IH-10 West
Suite 1500
San Antonio, TX  78230

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.04  Attorney's Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05  Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.  NLI further agrees and consents to the disclosure by the Company of any material information regarding NLI which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings.  The Company shall be required to obtain the prior consent of NLI to publicly disclose such information, which consent shall not be unreasonably withheld, and shall be provided on a timely consistent with the Company’s filing obligations under Form 8-K and/or the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, if necessary.  The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.  The NLI Shareholders, and each current officer, Director and employee of NLI agrees to keep confidential as provided in this Section 7.05, any and all information relating to the operations of NLI which is non-public following the Exchange.

Section 7.06  Publicity.  Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by NLI or its shareholders, employees, officers, directors, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Exchange Commission, subject to prior approval by NLI, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, NLI shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

Section 7.07  Third Party Beneficiaries.  This contract is strictly between the Company, the NLI Shareholders and NLI, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.07  Expenses.  The Company and NLI each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

Section 7.08  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.09  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, provided that the confidentiality requirements set forth above shall survive until such information is publicly known, if ever.

Section 7.10  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12  Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 7.13  Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.  In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 7.14  Severability.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 7.15  Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 7.16  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

Section 7.17  Certain Limitations on Representations by NLI Shareholders.  The Company acknowledges that the NLI Shareholders other than Tim Armes are signing this Agreement: (i) as an indication of consent to this Agreement and the terms and conditions herein; and (ii) to make the representations set forth in Sections 1.18 through 1.21 of this Agreement, confirm their understanding of Section 3.03 hereof, and Article VII herein.  Each NLI shareholder shall be responsible only for their own representations under Sections 1.18 through 1.21 of this Agreement, confirm their understanding of Section 3.03 hereof, and Article VII herein.  These express representations are not made joint and severally.  Tim Armes is signing this Agreement for the purposes of making all representations and warranties on behalf of Nurses Lounge, Inc. and as an NLI Shareholder.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

MEDCAREERS GROUP, INC.	NLI Shareholders

AJCBA, LLLP

By: /s/ William A. Goldstein	By: /s/ Anthony J. Unruh
William A. Goldstein, CEO
The Fox-McCarthy Family Limited Partners

By: /s/ Martin Fox

Nurses Lounge, Inc.	/s/ Robert Rea
Robert Rea

By: /s/ Timothy Armes	/s/ Chip Tabor
Chip Tabor
Its: President
/s/ Wes Ashworth
Wes Ashworth

/s/ Doug Moe
Doug Moe

/s/ Bill Turner
Bill Turner

/s/ James Bone
James Bone

/s/ Timothy Armes
Timothy Armes

Share Distribution Schedule –

1) The Fox-McCarthy Family Limited Partnership, LLP

Shares:  3,945,081

2) AJBCA, LLLP

Shares:  3,945,081

3) Doug Moe

Shares: 150,000

4) William P. Turner

Shares: 100,000

5) James Bone

Shares 100,000

6) Wesley J. Ashworth III

Shares: 285,681

7) Robert William Rea

Shares: 285,681

8) Chip C. Tabor III

Shares: 285,681

9) Timothy G Armes

Shares: 14,902,795

EXHIBIT A
TYPE OF OWNERSHIP FORM
(CHECK ONE):

INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

CORPORATION (please include a certified corporate resolution authorizing signature)
________________________________________________________________________
Please print here the exact name (registration)
Such NLI Shareholder desires to appear in the records of the Company.
________________________________________________________________________
Please print here the exact address
 Such NLI Shareholder desires to appear in the records of the Company.
________________________________________________________________________
If interest payments are to be made to an address other than that shown above (i.e., a brokerage account), please print here such address and account designation.

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatories Position with Entity: ___________________

Beneficial Owner of Shares Owned by Entity: _____________________

Address: ____________________________________________________________

Tax Id Number: ______________________________

Telephone Number:  (          ) - _____ - _______